Exhibit 10.3

EXECUTION COPY

AMENDMENT NO. 2 TO THE RIGHTS AGREEMENT

     This Amendment No. 2, dated as of March 3, 2006 (this “Amendment”), between Telewest Global, Inc., a Delaware corporation (the “Corporation”), and The Bank of New York, a New York trust company, as Rights Agent (the “Rights Agent”) to the Rights Agreement, dated as of March 25, 2004, and as amended by Amendment No. 1 dated as of October 2, 2005 (the “Rights Agreement”); all capitalized terms not defined herein shall have the meanings ascribed to such terms in the Rights Agreement.

     WHEREAS, the Corporation has entered into an Amended and Restated Agreement and Plan of Merger, dated as of December 14, 2005, as amended by Amendment No. 1 dated as of January 30, 2006 (as may be further amended, supplemented, modified or replaced from time to time, the “Revised Merger Agreement”), by and among the Corporation, NTL Incorporated, a Delaware corporation (“NTL”), Neptune Bridge Borrower LLC, a Delaware limited liability company and wholly owned subsidiary of the Corporation (“Merger Subsidiary”), and, for certain limited purposes thereunder, Merger Sub Inc., a Delaware corporation and a direct and wholly owned subsidiary of NTL (“Original Merger Subsidiary”), pursuant to which Merger Subsidiary will merge with NTL (the “Revised Merger”);

     WHEREAS, the Board of Directors of the Corporation has determined that the Revised Merger Agreement and the terms and conditions set forth therein and the transactions contemplated thereby, including, without limitation, the Revised Merger, are advisable and fair to and in the best interests of the Corporation’s stockholders;

     WHEREAS, the Board of Directors of the Corporation has determined, in connection with its contemplation of the Revised Merger Agreement, that it is necessary and desirable to amend the Rights Agreement in connection with the Revised Merger Agreement and the transactions contemplated thereby, including, without limitation, to prevent the Rights Agreement from terminating at the Effective Time, and to make certain other changes to the Rights Agreement as set forth herein;

     WHEREAS, Section 27 of the Rights Agreement provides that, subject to the provisions of Section 27(b) of the Rights Agreement, prior to the Distribution Date, the Corporation may and the Rights Agent shall, if the Corporation so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Common Shares;

     WHEREAS, Section 27 of the Rights Agreement provides that the Rights Agent shall execute this Amendment upon delivery of a certificate from an appropriate officer of the Corporation which states that this Amendment is in compliance with the terms of Section 27 of the Rights Agreement (the “Officer’s Certificate”); and

     WHEREAS, the Officer’s Certificate has been delivered to the Rights Agent and, pursuant to Section 27, the Corporation has directed that the Rights Agreement should be amended as set forth in this Amendment.

     NOW THEREFORE, in consideration of the foregoing premises and mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Corporation and the Rights Agent hereby agree as follows:

Amendment to Section 1(a). Section 1(a) of the Rights Agreement is hereby amended and supplemented by deleting the final sentence thereof and replacing it in its entirety with the following sentence:

“Notwithstanding anything in this Agreement to the contrary, neither NTL Incorporated, a Delaware corporation (“NTL”), nor Neptune Bridge Borrower LLC, a Delaware limited liability company and a wholly owned subsidiary of the Corporation (“Merger Subsidiary”), nor any of NTL’s or Merger Subsidiary’s Affiliates shall become or be deemed to be an Acquiring Person or an Interested Stockholder (as defined herein) as a result of (i) the approval, execution, delivery or performance of (x) the Agreement and Plan of Merger, dated as of October 2, 2005 (the “Original Merger Agreement ”), among the Corporation, NTL and Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of NTL (“Original Merger Sub”), and (y) the Amended and Restated Agreement and Plan of Merger, dated as of December 14, 2005, as amended by Amendment No. 1 dated as of January 30, 2006, among the Corporation, NTL, Merger Subsidiary and, for certain limited purposes thereunder, Original Merger Sub (as further amended, supplemented, modified or replaced from time to time, the “Merger Agreement”), (ii) the consummation of the Merger (as defined in the Merger Agreement), (iii) the consummation of any other transaction contemplated in the Merger Agreement, including the reclassification of each Common Share outstanding immediately prior to the effective time of the reclassification into (A) 0.2875 of a Common Share and (B) one Class B Share (as defined herein), and the redemption of each Class B Share at the effective time of the Merger, or (iv) the public announcement of any of the foregoing.”

In addition, the defined terms “NTL”, “Merger Subsidiary”, “Original Merger Agreement”, “Original Merger Sub” and “Merger Agreement” and their respective corresponding section references shall be added in the appropriate alphabetical position in the table entitled “Defined Term Cross Reference Sheet”.

Amendment to Section 1(a)(x). Section 1(a)(x) of the Rights Agreement is hereby amended by deleting the words “(other than as a result of a Permitted Offer)”.

Amendment to Sections 1(a)(x) and 23(a)(ii). Sections 1(a)(x) and 23(a)(ii) are hereby amended by replacing each instance of “25%” with “15%”.

Amendment to Section 1(a)(z). Section 1(a)(z) is hereby deleted in its entirety; and the semicolon and the word “or” at the end of Section 1(a)(y) shall be replaced by a period.

Amendment to Section 1(d). Section 1(d) of the Rights Agreement is hereby amended and supplemented by deleting the text thereof in its entirety and replacing it with the word “RESERVED”.

In addition, the term “Adverse Person” and the corresponding section reference listed under the table entitled the “Defined Term Cross Reference Sheet” are hereby deleted.

Amendment to Section 1(j). Section 1(j) of the Rights Agreement is hereby amended and supplemented by adding the following sentence immediately following the end of the first sentence thereof:

“For the avoidance of doubt, the term “Common Shares” when used with reference to the Corporation shall not include shares of the Class B Redeemable Common Stock, par value $.01, of the Corporation (the “Class B Shares”).”

In addition, the defined term “Class B Shares” and corresponding section reference shall be added in the appropriate alphabetical position in the table entitled “Defined Term Cross Reference Sheet”.

Amendment to Section 1(n). Section 1(n) of the Rights Agreement is hereby amended and supplemented by deleting the text thereof in its entirety and replacing it with the word “RESERVED”.

In addition, the term “Permitted Offer” and the corresponding section reference listed under the table entitled the “Defined Term Cross Reference Sheet” are hereby deleted.

Amendment to Section 1(u). Section 1(u) of the Rights Agreement is hereby amended and supplemented by deleting the final sentence thereof and replacing it in its entirety with the following sentence:

“Notwithstanding anything in this Agreement to the contrary, a Shares Acquisition Date shall not occur or be deemed to have occurred as a result of (i) the approval, execution, delivery or performance of the Original Merger Agreement or the Merger Agreement, (ii) the consummation of the Merger, (iii) the consummation of any other transaction contemplated in the Merger Agreement, including the reclassification of each Common Share outstanding immediately prior to the effective time of the reclassification into (A) 0.2875 of a Common Share and (B) one Class B Share (as defined herein), and the redemption of each Class B Share at the effective time of the Merger, or (iv) the public announcement of any of the foregoing.”

Amendment to Section 3. Section 3 of the Rights Agreement is hereby amended and supplemented by deleting the second proviso of the first sentence and replacing it in its entirety with the following proviso:

“; provided further that notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not occur or be deemed to have occurred as a result of (i) the approval, execution, delivery or performance of the Original Merger Agreement or the Merger Agreement, (ii) the consummation of the Merger, (iii) the consummation of any other transaction contemplated in the Merger Agreement, including the reclassification of each Common Share outstanding immediately prior to the effective time of the reclassification into (A) 0.2875 of a Common Share and (B) one Class B Share (as defined herein), and the redemption of each Class B Share at the effective time of the Merger, or (iv) the public announcement of any of the foregoing.”

Section 3 of the Rights Agreement is hereby further amended and supplemented by deleting Section 3(d) and replacing it in its entirety with the following text:

“Nothing in this Rights Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Rights Agreement by virtue of (i) the approval, execution, delivery or performance of the Original Merger Agreement or the Merger Agreement, (ii) the consummation of the Merger, (iii) the consummation of any other transaction contemplated in the Merger Agreement, including the reclassification of each Common Share outstanding immediately prior to the effective time of the reclassification into (A) 0.2875 of a Common Share and (B) one Class B Share (as defined herein), and the redemption of each Class B Share at the effective time of the Merger, or (iv) the public announcement of any of the foregoing.”

Amendment to Section 7(a). Section 7(a) of the Rights Agreement is hereby amended and supplemented by deleting the phrase “(i) the earlier of (x) the Close of Business on March 2, 2014 and (y) immediately prior to the Effective Time (as defined in the Merger Agreement) (such earlier date, the “Final Expiration Date”),” and replacing it in its entirety with “(i) the Close of Business on March 2, 2014 (the “Final Expiration Date”),”.

Section 7(a) is hereby further amended and supplemented by deleting the phrase “; (iii) the time at which the Rights are exchanged as provided in Section 24 hereof, or (iv) the consummation of a transaction contemplated by Section 13(d) hereof.” and replacing it in its entirety with “, or (iii) the time at which the Rights are exchanged as provided in Section 24 hereof.”

Amendment to Section 7(b). Section 7(b) of the Rights Agreement is hereby amended and supplemented by adding the following sentence immediately following the end of the last sentence thereof:

“Notwithstanding the foregoing, no adjustment shall be made to the Purchase Price as a result of (i) the approval, execution, delivery or performance of the Original Merger Agreement or the Merger Agreement, (ii) the consummation of the Merger, or (iii) the consummation of any other transaction contemplated in the Merger Agreement, including the reclassification of each Common Share outstanding immediately prior to the effective time of the reclassification into (A) 0.2875 of a Common Share and (B) one Class B Share (as defined herein), and the redemption of each Class B Share at the effective time of the Merger.”

Amendment to Section 13(a). Section 13(a) of the Rights Agreement is hereby amended by deleting the following phrase from subparagraph (z) thereof in its entirety: “(except as provided in Section 13(d) hereof)”.

Amendment to Section 13(d). Section 13(d) is hereby deleted in its entirety.

     Effective Date. This Amendment shall be deemed effective as of the date first written above, as if executed on such date.

     Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State; except that all provisions regarding the rights, duties, obligations and immunities of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

      Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other competent authority to be invalid, illegal or incapable of being enforced, the remainder of the terms, provisions, covenants and restrictions of this Amendment, and of the Rights Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify such provision so as to effect the original intent of the parties as closely as possible and in an acceptable manner with respect to such provision to the greatest extent possible.

     Notice. The Rights Agent and the Corporation hereby waive any notice requirement with respect to each other under the Rights Agreement, if any, pertaining to the matters covered by this Amendment.

     No Other Effect. Except as expressly set forth herein, the Rights Agreement shall not by implication or otherwise be supplemented or amended by virtue of this Amendment, but shall remain in full force and effect, as amended hereby.

     Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

TELEWEST GLOBAL, INC.

By	/s/ Stephen Cook

	Name:	Stephen S. Cook
	Title:	General Counsel and
Group Strategy Director

THE BANK OF NEW YORK

By	/s/ Kerri J. Shenkin

	Name:	Kerri J. Shenkin
	Title:	Assistant Vice President